UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2021

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	82-1751907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

121 Alhambra Plaza, Suite 1700

Coral Gables, Florida 33134

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(305) 764-3245

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one share of Common Stock, at an exercise price of $11.50	ASLEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 15, 2021, AerSale Corporation (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s non-compliance with Nasdaq’s audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A), which require, among other things, an audit committee to consist of at least three members, each of whom is independent. The non-compliance was a result of Michael Kirton, a member of the Audit Committee of the Board of Directors of the Company (the “Board”), not qualifying as independent pursuant to Nasdaq Listing Rule 5605(c)(2)(A)(ii).

In order to address this matter, the Board removed Mr. Kirton as a member of the Audit Committee, and appointed Peter Nolan, a member of the Board who meets all audit committee independence and other eligibility requirements identified in Nasdaq Listing Rule 5605(c)(2)(A), to serve as a member of the Audit Committee. Following such actions, the Company believes it has regained compliance with the audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: April 20, 2021	By:	/s/ Nicolas Finazzo
Name: Nicolas Finazzo
Title: Chief Executive Officer